SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               M. A. Hanna Company
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or
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

                                M.A.HannaCompany
          SUITE 36-5000, 200 PUBLIC SQUARE, CLEVELAND, OHIO 44114-2304

To Our Stockholders:

      On behalf of the Board of Directors and management, I cordially invite you to attend the 2000 annual meeting of stockholders of the Company to be held on Wednesday, May 3, 2000, at 10:30 A.M. at the Forum Conference Center Auditorium, 1375 East Ninth Street, Cleveland, Ohio.

      At the meeting, in addition to considering and acting on the matters described in the Proxy Statement, there will be a management report. Following the report, there will be an opportunity for stockholders to ask questions about the Company and its operations.

      If you will need special assistance at the meeting because of a disability, please contact the office of the Corporate Secretary at the above address.

      Whether or not you currently plan to attend the meeting, it is important that you exercise your right to vote. Please sign, date and return the proxy card or vote by telephone.

      I look forward to seeing you on May 3.



                                   Sincerely,


                                   /s/ Phillip D. Ashkettle
                                   ------------------------
                                   Phillip D. Ashkettle
                                   Chairman, President and
                                    Chief Executive Officer

                                M.A.HannaCompany
                        SUITE 36-5000, 200 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-2304

                            Notice of Annual Meeting

      The annual meeting of stockholders of M.A. Hanna Company will be held on Wednesday, May 3, 2000 at 10:30 A.M. at the Forum Conference Center Auditorium, 1375 East Ninth Street, Cleveland, Ohio, for the following purposes:

      (1) Electing eleven directors for the ensuing year;

      (2) Ratifying the appointment of independent public accountants;

      (3) Approving the Amended and Restated Long-Term Incentive Plan; and

      (4) Transacting such other business as may properly come before the meeting.

      The Board of Directors has fixed the close of business on March 7, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                               JOHN S. PYKE, JR.
                                 Vice President, General Counsel and Secretary

March 23, 2000

      PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED FORM OF PROXY OR VOTE BY TELEPHONE IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ---
NOTICE OF ANNUAL MEETING......................................

PROXY STATEMENT...............................................           1

General Information...........................................           1

ELECTION OF DIRECTORS......................................... (ITEM 1)  1

Meetings and Committees of the Board of Directors.............           4

Holdings of Shares of the Company's Common Stock..............           5

Section 16(a) Beneficial Ownership Reporting Compliance.......           5

Executive Compensation........................................           5

Employment Agreements.........................................           7

Defined Benefit Retirement Plans..............................          10

Board Compensation and Organization
   Committee Report on Executive Compensation.................          10

Compensation Committee Interlocks and Insider Participation...          13

Performance Graph.............................................          14

Directors' Compensation.......................................          15

RATIFICATION OF APPOINTMENT OF
  INDEPENDENT PUBLIC ACCOUNTANTS.............................. (ITEM 2) 15

APPROVAL OF M.A. HANNA COMPANY LONG-TERM INCENTIVE PLAN,
  AS AMENDED AND RESTATED AS OF MARCH 1, 2000................. (ITEM 3) 16

Submission of Stockholder Proposals...........................          23

Other Matters.................................................          23

                                 PROXY STATEMENT

                               General Information

      This proxy statement is furnished in connection with the solicitation by the Board of Directors of M.A. Hanna Company of proxies to be used at the annual meeting of stockholders of the Company to be held on Wednesday, May 3, 2000. The meeting will be held at the Forum Conference Center Auditorium, 1375 East Ninth Street, Cleveland, Ohio.

      If the accompanying form of proxy is properly executed and returned, or the proxy is granted by calling the specially designated telephone number as described on the accompanying form of proxy, the shares represented by it will be voted and, where a specification is made by the stockholder, as provided therein, will be voted in accordance with such specification. If no such specification is made, the shares will be voted in accordance with the recommendations of the Company's management. The proxy may, nevertheless, be revoked prior to its exercise by delivering written notice of revocation to the Company, by executing a later dated proxy or by attending the meeting and voting in person. For stockholders participating in the Company's Dividend Reinvestment and Stock Purchase Plan, the administrator will only vote the shares that it holds for the participant's account in accordance with the proxy returned by the participant and the procedures set forth above. If a proxy is not returned or returned unsigned, none of the shares represented by that proxy, whether held in the Dividend Reinvestment and Stock Purchase Plan or otherwise, will be voted.

      At the annual meeting, the results of stockholder voting will be tabulated by the inspectors of election appointed for the annual meeting. The Company intends to treat properly executed proxies that are marked "abstain" or that are held in "street name" by brokers and are not voted on one or more particular proposals (if otherwise voted on at least one proposal) as "present" for purposes of determining whether a quorum has been achieved at the annual meeting. Directors will be elected by a plurality vote. Votes withheld in respect of the election of directors will not be counted in determining the outcome of that vote. In respect of the proposals to approve the Amended and Restated Long-Term Plan and ratify the appointment of independent public accountants, abstentions will be treated as votes against the proposal and broker non-votes will be treated as having no effect on the outcome of the vote.

      At the close of business on March 7, 2000, the record date for the annual meeting, the Company had outstanding and entitled to vote 48,961,947 shares of Common Stock. Each share of Common Stock is entitled one vote on each matter brought before the meeting.

      The Company has retained Morrow & Co., Inc., a proxy solicitation firm, for a fee of $10,000 plus reimbursement of normal expenses, to assist employees of the Company in the solicitation of proxies by personal interview, telephone and other means. The cost of solicitation of proxies will be borne by the Company.

      The Notice of Annual Meeting, Proxy Statement and form of proxy are first being mailed to stockholders on approximately March 23, 2000. The Annual Report of the Company for the year ended December 31, 1999 was first mailed to stockholders on March 15, 2000, but the Annual Report is not deemed to be part of this Proxy Statement.

      At the annual meeting of stockholders of the Company held on May 5, 1999, approximately 92% of the then outstanding shares were present at the meeting and voting.

                             1.ELECTION OF DIRECTORS

      Mr. R. W. Pogue will retire from the Company's Board at the 2000 annual meeting of stockholders pursuant to the Board's retirement policy, after 12 years of distinguished service. He made extraordinary contributions and provided extremely valuable leadership and guidance to the Board and management, and in recognition of the value of his participation, the Board has appointed him an Advisory Director effective at his retirement, which will enable him to attend Board meetings for the next year, but not vote. The Board has nominated the remaining eleven incumbent Directors for election at the 2000 annual meeting. All nominees except Mr. Ashkettle were previously elected by the stockholders.

      It is intended that shares represented by the proxies in the accompanying form will be voted for the election of the eleven nominees listed below to serve as directors for a term of one year and until their successors are elected and qualified. If any nominee should be unable or unwilling to serve as a director, which the Board of Directors does not anticipate, the proxies will be voted for such other person as the Board of Directors may select or the size of the Board may be reduced accordingly.

      The following table lists information as of January 31, 2000 as to each nominee for director, his or her principal occupation or employment and certain other directorships. Except as otherwise indicated each nominee has had the same principal occupation or employment during the past five years.

 Nominee for Director            Principal Occupation and Other Directorships
 --------------------            --------------------------------------------
PHILLIP D. ASHKETTLE    Chairman, President and Chief Executive Officer, M.A. Hanna Company,
Director since 1999     January 1, 2000 to date; President and Chief Executive Officer
Age - 54                June 14, 1999 to December 31, 1999; President and Chief Executive Officer,
                        Reichhold, Inc. 1992-1999.

CAROL A. CARTWRIGHT     President, Kent State University (public higher education
Ph.D.                   institution), 1991 to date. Director of KeyCorp (formerly
Director since 1994     Key Bank N.A.) and FirstEnergy (formerly Ohio Edison Company).
Age - 58                Member of the National Collegiate Athletic Association Board of
                        Directors.

WAYNE R. EMBRY          President and Chief Operating Officer, Team Division, The Cleveland
Director since 1990     Cavaliers (professional basketball team), 1986 to date. Director of Ohio
Age - 62                Casualty Insurance Company.

J. TREVOR EYTON, O.C.   Chairman, Group Advisory Board, EdperBrascan Corporation (natural
Director since 1986     resources, power generation and financial services). Member of the Senate of
Age - 65                Canada. Director of Barrick Gold Corporation, Coca Cola Enterprises Limited,
                        Imax Inc., Trilon Financial Corporation and Noranda, Inc.

ROBERT A. GARDA         Executive-in-Residence, The Fuqua School of Business, Duke University,
Director since 1998     1997 to date. Independent consultant, 1995-1997; President and Chief
Age - 60                Executive Officer, Aladdin Industries, 1994-1995; Director, McKinsey & Company,
                        1972-1994. Director of Insect Biotechnology, Inc.

GORDON D. HARNETT       Chairman, President and Chief Executive Officer, Brush Wellman Inc.
Director since 1997     (specialty materials), January 1991 to date. Director of The
Age - 57                Lubrizol Corp. and National City Bank.

DAVID H. HOAG           Retired. Chairman of LTV Corporation (steel manufacturing), 1991-
Director since 1999     February 1, 1999 and Chief Executive Officer 1991-September 1998.
Age - 60                Director of Brush Wellman Inc., The Chubb Corporation, Federal Reserve
                        Bank of Cleveland, The Lubrizol Corporation and NACCO.

GEORGE D. KIRKHAM       Retired financial industry executive.
Director since 1975
Age - 67

DAVID BAKER LEWIS       Chairman, Lewis & Munday (attorneys), 1982 to date. Director of LGE
Director since 1997     Energy Corp., Comerica Bank, Michigan and TRW Inc.
Age - 55

MARVIN L. MANN          Retired Chairman, Lexmark International, Inc. (office machines), 1991
Director since 1991     to 1998. Director of Imation, Inc. and Lexmark and member of the
Age - 66                Independent Board of Trustees, Fidelity Investments.

MARTIN D. WALKER        Retired Chairman and Chief Executive Officer, M.A. Hanna
Director since 1986     Company; Chairman  October 1998 to December 31, 1999 and
Age - 67                January 1, 1997 to June 30, 1997;  Chief Executive Officer October 1998
                        to June 14, 1999; Chairman and Chief Executive  Officer  1986-1996;
                        Director of Comerica  Inc., The Goodyear Tire & Rubber Company,
                        Lexmark  International,  Inc.,  Textron  Inc.  and The  Timken Company.

      The following table sets forth information as to the beneficial ownership of the Company's Common Stock on January 31, 2000 by each director, the chief executive officer and the four other most highly compensated executive officers and, as a group, the foregoing persons and other executive officers. Except as indicated in the footnotes, the directors have sole voting and investment power over the shares listed.

                                                                                        Total
                                                                                       Shares &
                                                                    Shares or            Share
                                      Shares       Percent of     Share Equivalent     Equivalent
                                   Beneficially    Outstanding    Held in Deferred    Beneficially
Name                                   Owned         Shares      Compensation Plans      Held
----                               ------------    -----------   ------------------   ------------
P. D. Ashkettle.............         11,100             *                   0             11,100
C. A. Cartwright............         26,977(1)          *               2,303             29,280
W. R. Embry.................         28,399(1)          *               2,428             30,827
J. T. Eyton  ...............         19,972(2)          *               8,878             28,850
R. A. Garda.................         14,500(2)          *                 919             15,419
G. D. Harnett ..............         16,998(3)          *               8,627             25,625
D. H. Hoag..................          1,000             *                   0              1,000
G. D. Kirkham ..............         47,238(1)(4)       *               2,428             49,666
D. B. Lewis.................         18,516(3)          *               1,368             19,884
M. L. Mann..................         50,837(1)          *              14,360             65,197
R. W. Pogue.................         64,329(1)          *               2,428             66,757
M. D. Walker................      1,061,051(5)        2.17%            20,233          1,081,284
M. S. Duffey................         65,400(5)          *                   0             65,400
G. W. Henry.................        137,332(5)          *                   0            137,332
J. S. Pyke, Jr..............        140,007(5)          *               6,276            146,283
All directors and executive
  officers a group..........         1,884,008(5)     3.85%           101,655          1,985,663

----------

* The shares beneficially owned amount to less than one percent of the outstanding shares of the Company's Common Stock.

(1)Includes 22,500 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's 1988 Long-Term Incentive Plan.

(2)Includes 7,500 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's 1988 Long-Term Incentive Plan.

(3)Includes 15,000 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's 1988 Long-Term Incentive Plan.

(4)Includes 16,200 shares as to which Mr. Kirkham has shared investment and voting power; the shares are held by a trust for which he serves as co-trustee; Mr. Kirkham disclaims any beneficial interest in such shares.

(5)Includes shares which may be acquired within 60 days through the exercise of stock options granted under the Company's 1988 Long-Term Incentive Plan, as follows: 730,404, 48,236, 79,352, 89,553 and 122,187 shares for Messrs.
   Walker, Duffey, Henry and Pyke and the other executive officers, respectively.

                Meetings and Committees of the Board of Directors

      The Board of Directors held 13 meetings in 1999. All director-nominees attended at least seventy-five percent of the meetings of the Board and committees of the Board.

      In addition to meeting as a group to review the Company's business, certain members of the Board of Directors also devote their time and talents to the Board's five standing committees. The standing committees and their principal functions are as follows:

      The Audit Committee, composed of directors who are not employees of the Company, held 4 meetings in 1999 with the Company's Chief Financial Officer, Chief Accounting Officer, General Counsel, Director of Internal Audit and independent public accountants to review the plan and results of the audit by the independent accountants, the Company's financial statements, the scope and results of the Company's internal auditing procedures, the adequacy of the Company's system of internal controls and the Company's environmental and litigation exposures and its health and safety record. The Committee also selects and appoints independent public accountants to serve as the Company's auditors each year. Present members are R. A. Garda, G. D. Harnett (Chair), G.
D. Kirkham and D.B. Lewis.

      The Board Governance Committee held 4 formal meetings in 1999. Pursuant to the Guidelines on Significant Corporate Goverance Issues adopted by the Board, the Committee conducts assessments of the Board's performance and recommends changes in the policies and operations of the Board and its Committees. It also acts as a nominating committee of the Board and recommends qualified candidates for election as directors. Stockholders wishing to nominate candidates for consideration by the Committee can do so by writing to the Corporate Secretary and providing the candidate's name, appropriate biographical data and qualifications. Present members are W. R. Embry (Chair), D. H. Hoag, G. D. Kirkham and M. D. Walker.

      The Compensation and Organization Committee, composed of directors who are not employees of the Company, held 6 meetings in 1999. It approves remuneration arrangements and succession plans for senior management and administers the Company's executive compensation plans. Present members are C. A. Cartwright, W.
R. Embry, J. T. Eyton, M. L. Mann (Chair) and R. W. Pogue.

      The Executive Committee exercises all of the authority of the Board of Directors during intervals between meetings of the Board except for those powers to be exercised only by other committees of the Board, the declaration of any dividend, the issuance of stock and the powers which pursuant to Section 141(c) of the General Corporation Law of the State of Delaware, as amended, may not be delegated to a Committee. It held 1 meeting in 1999. Present members are P. D. Ashkettle, D. H. Hoag, M. L. Mann, R. W. Pogue (Chair) and M. D. Walker.

      The Finance Committee, composed of directors who are not employees of the Company, held 2 meetings in 1999. It is responsible for overseeing the Company's financial policies and capital structure, management of foreign exchange risk and banking relationships. The Committee is also responsible for overseeing the funding, financial performance and administration of the Company's retirement plans and the accounting for the plans. Present members are C.A. Cartwright (Chair), J. T. Eyton, R. A. Garda, G. D. Harnett and D. B. Lewis.

      Dr. C. A. Cartwright (Chair) and Messrs. M. L. Mann and R. W. Pogue also served during 1999 on the ad hoc Search Committee responsible for conducting a search for a new Chief Executive Officer. The Committee held 5 formal meetings.

                Holdings of Shares of the Company's Common Stock

      The following table lists the only persons believed by the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock of the Company as of December 31, 1999. The nature of the beneficial ownership is set forth in the footnotes below.

                                                     Shares         Percent of
      Beneficial Owner                        Beneficially Owned   Outstanding
      ------------                            ------------------   ----------

      FMR Corp.................................. 3,895,700(1)         7.96%
        82 Devonshire Street
        Boston, MA 02109

      Mellon Financial Corporation.............. 3,520,983(2)         7.19%
        One Mellon Center
        Pittsburgh, PA 15258

      Wachovia Bank of North Carolina, N.A., ... 3,790,322(3)         7.74%
        Trustee of the M.A. Hanna
        Associates Ownership Trust
        301 North Main Street
        Winston-Salem, NC 27102

----------
(1) Sole dispositive power, according to Schedule 13G dated February 1, 2000, as filed with the Securities and Exchange Commission.

(2) Shares beneficially owned, as to which it has sole and shared voting power with respect to 3,005,623 shares, according to Schedule 13G dated January 21, 2000 filed with the Securities and Exchange Commission.

(3) Shared voting and dispositive power. Shares of Common Stock are periodically allocated and released from the Trust to satisfy funding requirements under certain of the Company's compensation and benefit plans ("Plans"). Participants in and trustees of the Plans under confidential voting procedures have authority to vote all shares allocated to them or to instruct that the shares not be voted. Unallocated shares held in the Trust are voted in the same proportions as the shares for which instructions have been received.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's Directors and certain officers to report ownership of M.A. Hanna securities and benefit plan interests and subsequent acquisitions, dispositions or other transfer of interests in such securities if and to the extent reportable events occur which require reporting. The Company is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. Based on the filed reports and related information furnished to the Company, the Company believes that all such filing requirements were complied with in a timely manner since January 1, 1999 except that the Company's staff inadvertently filed a Form 4 on behalf of Mr. Walker due on February 10, 2000, one day late.

                             Executive Compensation

      The following table sets forth the compensation for the chief executive officers who held office in 1999 and the four other most highly compensated executive officers, for services rendered in all capacities to the Company and its subsidiaries for the last three years.


                           SUMMARY COMPENSATION TABLE

                                       Annual Compensation                              Long-Term Compensation
                                     -------------------------                   -----------------------------------
                                                                                          Awards           Payouts
                                                                                  ----------------------- ----------
                                                                    Other        Restricted
    Name and                                                        Annual          Stock       Number of   LTIP       All Other
 Principal Position                  Year     Salary     Bonus   Compensation(1)  Awards($)(2)   Options  Payouts(3) Compensation(4)
 ------------------                  ----     ------     -----   -------------   -------------  --------- ---------- --------------
Phillip D. Ashkettle                  1999   $357,083   $481,000   $343,928             0        100,000        N/A             0
  President & Chief Executive         1998        N/A        N/A        N/A           N/A            N/A        N/A           N/A
  Officer (from 6/14/99)              1997        N/A        N/A        N/A           N/A            N/A        N/A           N/A

M. D. Walker                          1999   $500,000          0     $3,446             0        100,000          0      $445,089
  Chairman & Chief Executive          1998   $115,705          0          0             0        100,000   $120,334      $460,017
  Officer (from 10/7/98 to 6/14/99)   1997   $330,000   $215,000    $ 3,446        41,715        100,000   $453,600      $246,654
  and Chairman from 6/14/99 to
  12/31/99)

G. W. Henry                           1999   $301,000   $180,000    $88,309         6,278         58,520    $50,251      $47,204
  Executive Vice President of         1998   $258,333    $40,000    $74,551         3,846         42,667    $61,520      $60,412
  Worldwide Plastics                  1997   $236,667   $155,000    $71,015         8,434         15,625    $91,665      $59,460

M. S. Duffey                          1999   $249,260   $136,000       $286             0         55,769          0      $27,370
  Senior Vice President, Finance      1998   $238,700    $25,000       $455         2,040         34,062    $32,400      $29,261
  & Administration & CFO              1997   $213,333   $117,000       $791         5,947         13,896    $64,638      $29,019

J. S. Pyke, Jr.                      1999    $233,295   $127,500       $525             0         43,209          0     $62,150
  Vice President, General            1998    $226,125    $27,500     $1,419         3,846         31,929    $61,520     $80,971
  Counsel & Secretary                1997    $216,667   $117,000       $950         9,558         13,583   $103,950     $82,043

----------
(1) The column reports the Company's reimbu rsement for the Medicare taxes incurred by the named officers on accrued non-qualified plan benefits. In addition, the column reports reimbursement to Mr. Ashkettle in connection with his employment by the Company of $85,161 for club initiation fees and dues, $93,222 for legal fees and tax reimbursements on those fees and $53,292 for moving expenses and the Company also paid relocation fees of $109,375. The column also reports reimbursement to Mr. Henry of moving expenses and payments to equalize cost-of-living and housing differences in connection with an assignment outside of his home country in the amounts of $520 in 1997 and $1,388 in 1998, and relocation fees, moving expenses and tax reimbursements on those expenses and club dues aggregating $88,240 in 1999. The aggregate amount of perquisites and personal benefits provided to the other officers did not exceed the disclosure threshhold established by the Securities and Exchange Commission.

(2) The column reports grants of restricted stock to the named individuals during the fiscal year. The value of the awards shown in the table is determined by multiplying the number of shares awarded by the closing market price for the stock on the award date. The total number of restricted shares and the value of those shares at the end of the last fiscal year, based on the year-end closing price for the stock, held by Messrs. Walker, Henry, Duffey, and Pyke were 3,999/$43,739, 1,528/$16,713, 785/$8,586, and 1,121/$12,261, respectively. Restricted shares are issued at the same time LTIP payouts are made equal in value to 25% of the value of the Common Stock component of the LTIP payout; neither the restricted shares nor the other shares issued at the same time may be transferred for four years, at which time the restrictions lapse. The named officers receive dividends on their restricted shares at the same time and frequency as all stockholders.

(3) Payout in cash and market value of Common Stock paid under the Company's 1988 Long-Term Incentive Plan in the year following the three-year performance period ending December 31, 1998, 1997, and 1996.

(4) The column reports matching contributions made by the Company under the M.A. Hanna 401(k) and Retirement Plan of $43,749, $29,121, $22,982, and
      $21,743 for Messrs. Walker, Henry, Duffey, and Pyke, respectively, and the dollar value of split dollar life insurance premiums paid in the amounts of $38,261, $18,083, $4,388, and $40,407 for Messrs. Walker, Henry,
      Duffey, and Pyke, respectively. This column also reports distributions to Mr. Walker of $312,983 from the non-qualified retirement plan and $50,096 from the Voluntary Non-Qualified Deferred Compensation Plan.

      The Company's Voluntary Non-Qualified Deferred Compensation Plan, approved by stockholders in 1995, provides that executives whose total annual cash compensation exceeds $150,000 may elect to defer up to 25% of his or her salary and up to 100% of his or her short-term compensation and to allocate the deferral to a cash account ("Cash Account") or an account maintained in shares of M.A. Hanna Common Stock (the "Stock Account"). Balances in the Cash Account earn interest quarterly at a rate equal to 125% of the Moody's Corporate Bond Yield Index. As cash dividends are declared on M.A. Hanna Common Stock, the executive's Stock Account is credited with additional shares of M.A. Hanna Common Stock equivalent to cash dividends paid on the balance of shares in the Stock Account. All deferrals to the Stock Account are "matched" by a 25% premium in the form of additional shares of M.A. Hanna Common Stock. When the executive retires, dies or becomes disabled, the full balance in the Cash Account and Stock Account is distributed to the executive, and if employment terminates for any other reason, a partial distribution will be made. Mr. Pyke has elected to participate in the Plan.

                              Employment Agreements

      On June 14, 1999 the Company entered into an Employment Agreement (the "Employment Agreement") with Mr. Phillip D. Ashkettle by which the Company agreed to employ Mr. Ashkettle for a period of three years, initially as President and Chief Executive Officer. Under the Employment Agreement Mr. Ashkettle is entitled to an annual base salary of not less than $650,000, which will be reviewed starting in the Fall of 2000 and adjusted in accordance with the Company's administrative practices for its executive officers. The Employment Agreement provided that Mr. Ashkettle would be entitled to a 1999 annual incentive compensation award of not less than $410,000 and up to a maximum of $812,500 and thereafter annual incentive compensation target awards which will be not less than 85% of base salary, with a potential payout range from zero to 200% of such target based on Mr. Ashkettle's performance and contributions to the success of the Company as determined by the Compensation and Organization Committee. Under the Employment Agreement and pursuant to the Company's Long-Term Incentive Plan, Mr. Ashkettle received a non-qualified stock option to purchase 100,000 shares at the closing price of the Company's Common Stock on June 14, 1999 and an award of 40,613 LTIP Units in the form of Performance Shares for the three-year performance period 1999-2001, which are subject to the same option terms and conditions applicable to other participants in the Long-Term Incentive Plan and to the same target performance measures established for the other executive officers for the same performance period. The Company also agreed to reimburse Mr. Ashkettle for his reasonable relocation costs in accordance with the Company's policies applicable to other executives except that the Company will provide limited capital loss protection on the disposition of his former residence.

      To compensate Mr. Ashkettle for the loss of certain payments and benefits which he forfeited by terminating employment with his previous employer, the Company agreed in the Employment Agreement to pay him $1,500,000 in February of each of 2000 and 2001, one half in cash and one half in shares of Common Stock. Mr. Ashkettle has agreed to defer receipt of these payments, which will be deposited in a trust account, until his retirement. The Company entered into a Supplemental Retirement Agreement with Mr. Ashkettle, replacing a similar agreement with his prior employer, which provides for annual payments of $526,000 for the life of Mr. Ashkettle commencing on his retirement from the Company on or after December 31, 2005 or earlier under certain circumstances. In the event Mr. Ashkettle dies after attaining age 55 but before the supplemental retirement benefit commences, Mr. Ashkettle's wife will receive a survivor benefit commencing on January 1, 2006 for her life. The Company also granted a sign-on nonqualified stock option under the Long-Term Incentive Plan to purchase 531,250 shares of Common Stock at the closing price on June 14, 1999 which will vest in three equal installments, subject to stockholder approval of an amended Long-Term Incentive Plan.

      In the event Mr. Ashkettle is terminated by the Company without cause, he will generally be entitled to a severance payment equal to the base salary and annual incentive compensation payments at target for the balance of his employment period, his stock options will become fully vested and exercisable and he will be entitled to receive payment for his Performance Shares as earned, prorated for his service during the relevant performance period. The Company will also provide the supplemental retirement payments described in the preceding paragraph. The foregoing description of Mr. Ashkettle's Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which has been filed with the Securities and Exchange Commission as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

      The Company has entered into amended and restated employment agreements with certain executive officers, including the named executive officers, which become operative only upon a "change in control" of the Company, as defined in the agreements. The executive officers who did not enter into the amended and restated employment agreement are parties to a predecessor employment agreement which also becomes operative on a "change in control" of the Company and provides similar terms and conditions. The amended and restated agreements provide that the officers will remain employed by the Company in their customary positions from the occurrence of a "change in control" (i) for an initial term of one year which, unless otherwise elected by either party, is automatically extended for an additional one-year period on the first anniversary and each anniversary thereafter or (ii) until normal retirement date, if sooner. During this employment period the officer will receive a base salary at least equal to the annual rate in effect at the time of the "change in control", plus any increases as may be awarded thereafter in accordance with the Company's regular administrative practices, and a bonus under the Company's pay-for-performance plan at least equal to the average of the annual bonuses paid to him under such plan during the three years preceding the time of the "change in control". In addition, during this employment period the officer shall be entitled to continue to participate in all of the Company's benefit programs in which he was participating at the time of the "change in control".

      If the executive officer's employment is terminated for any reason other than death, disability, retirement or cause during the employment term, the officer is entitled to receive, as liquidated damages for the breach of contract, a payment equal to the present value of the sum of the salary and bonus(es) due to the officer for the remainder of his employment term and is also entitled to a payment equal to the present value of his benefits under the Company's benefit plans for the remainder of his employment term supplemented by an amount equal to the present value of the contributions the Company would have made to the plans for the officer for the remainder of the term. The Company is entitled to offset against amounts due to the officer any compensation payments made to the officer by another employer under certain conditions. Termination of employment without cause is defined to include a good faith determination by the officer that due to changed circumstances significantly affecting his position with the Company after the "change in control" occurs, he is unable to carry out his duties and responsibilities.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                     Potential Realized Value at
                                                                     Annual Rates of Stock Price
                             Individual Grants                       Appreciation for Option Term
                  -------------------------------------------------  ----------------------------
                                 Percent of    Option   Expiration
                   Optons      Total Options  Exercise   Date of
  Name            Granted (#)     Granted      Price      Option         5%              10%
  ----            ----------     --------    ---------   -------     ----------       ----------
P. D. Ashkettle    100,000       11.45%      $15.9375    06/14/09    $1,002,301       $2,540,027
M. D. Walker       100,000       11.45%      $11.3125    03/02/09    $  711,437       $1,802,921
G. W. Henry         58,520        6.70%      $10.6250    12/01/09    $  391,031       $  990,949
M. S. Duffey        55,769        6.39%      $10.6250    12/01/09    $  372,649       $  944,365
J. S. Pyke, Jr.     43,209        4.95%      $10.6250    12/01/09    $  288,723       $  731,680


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END OPTIONVALUES

                                                                        Value of Unexercised
                                                         Number of          In-the-Money
                                                     Unexercised Options    Options at
                                                     at Fiscal Year-End(#) Fiscal Year-End
                      Shares Acquired       Value      Exercisable (E)/   Exercisable (E)/
   Name                 on Exercise      Realized      Unexercisable (U)  Unexercisable (U)
   ----                ------------    ------------  -------------------- ----------------
P.D. Ashkettle........       --        $       --               --(E)       $      --(E)
                                                           100,000(U)       $      --(U)

M.D. Walker...........       --        $       --          697,072(E)       $  58,984(E)
                                                           166,666(U)       $      --(U)

G.W. Hcnry............    6,750        $62,232.98           92,136(E)       $   7,078(E)
                                                            92,429(U)       $  18,288(U)

M.S. Duffey...........       --        $       --           61,055(E)       $      --(E)
                                                            83,223(U)       $  17,428(U)

J.S. Pyke, Jr.........   12,375        $41,680.24           89,297(E)       $  9,437(E)
                                                            69,279(U)       $ 13,503(U)

               LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                     Estimated Future Payouts Under
                                Performance           Non-Stock Price Based Plans
                                 or Other   --------------------------------------------------
                                  Period
                  Number of       Until     Threshold Number   Target Number    Maximum Number
                 Performance   Maturation    of Performance   of Performance    of Performance
  Name          Share Units(#)  or Payout     Share Units(#)   Share Units(#)   Share Units(#)
  ----          -------------  -----------  --------------     ----------       --------------
P. D. Ashkettle...  111,074       3 years       55,537           111,074           222,148
M. D. Walker......       --                         --                --                --
G. W. Henry.......    6,912       3 years        3,456             6,912            13,824
M. S. Duffey......    5,681       3 years        2,841             5,681            11,362
J. S. Pyke, Jr....    5,274       3 years        2,637             5,274            10,548

      The number of Performance Shares shown in the table above represent performance shares granted pursuant to the Company's 1988 Long-Term Incentive Plan as amended. Performance Shares represent the right to receive payments under the plan at the end of the three-year performance period commencing January 1, 2000. The number of performance shares earned by the named officers at the end of the three-year cycle will be determined by the Compensation and Organization Committee and will be based on achievement against earnings per share growth and return on shareholder equity measures. If the EPS and ROSE targets are met, the target number of performance shares will be paid out. If the results exceed target performance, the number of performance shares paid will range between the target number and the maximum number of performance shares shown in the above table. If, on the other hand, results are less than target performance, the number of performance shares paid will range between the target number and the threshold number of performance shares. If performance after the three-year performance period fails to reach threshold levels, no performance shares will be paid to any of the named officers. Payments will be determined based on the market value of M.A. Hanna Common Stock at the end of the performance period at which time a portion of the award will be paid in shares of M.A. Hanna Common Stock and a portion in cash.

                        Defined Benefit Retirement Plans

      The Salaried Employees Retirement Income Plan ("SERIP") is a non-contributory pension plan covering all officers employed prior to January 1, 1999 and certain other salaried employees of the Company. Effective December 31, 1998 SERIP was closed to new participants, benefit accruals ceased and the benefits of the participants were frozen. Upon reaching the normal retirement date (age 65), each participant in SERIP generally is entitled to receive monthly for life a basic benefit equal to the greater of (i) the participant's highest average monthly compensation (including bonuses and overtime) for 60 consecutive months out of the final 120 months of his or her employment or (ii) 1/12th of the average of his or her annual compensation (including bonuses and overtime) during any 5 annual periods in which he or she received the highest compensation included within the final 10 annual periods of his or her employment prior to January 1, 1999, which is then multiplied by 2% for the first 20 years of credited service and 1% for the next 20 years of credited service. In addition, benefits are provided for early retirement and to surviving spouses.

      The Company has adopted an excess benefits plan to pay retirement benefits which but for limitations under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code would have been paid under SERIP and will continue to accrue non-qualified benefits for the executive officers for up to a 5-year period in connection with the freezing of SERIP. These benefits will be paid out of the general funds of the Company or trust funds established for this purpose.

      The following table shows estimated annual benefits payable upon retirement to participants in specified remuneration and years-of-service classifications under the Company's above-mentioned two pension plans for salaried employees. Benefits payable under the qualified pension plan are not subject to any deduction for Social Security benefits.

Average Annual
 Compensation                     Years of Service at Age 65
For Last 5 Years  ---------------------------------------------------------
 of Employment    15 Years    20 Years    25 Years     30 Years    35 Years
---------------   --------    --------    --------     --------    --------
$  300,000        $ 90,000    $120,000     $135,000    $150,000    $165,000
   500,000         150,000     200,000      225,000     250,000     275,000
   700,000         210,000     280,000      315,000     350,000     385,000
   900,000         270,000     360,000      405,000     450,000     495,000
 1,100,000         330,000     440,000      495,000     550,000     605,000

      The credited years of service for retirement benefits for Messrs. Duffey, Henry, Pyke and Walker are 5, 24, 31 and 23, respectively.

              BOARD COMPENSATION AND ORGANIZATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

      M.A. Hanna's executive compensation program is structured and administered to drive and incent a level of performance necessary to achieve the Company's vision, support M.A. Hanna's internal culture and operating environment and reinforce its human resource management values. The objectives of the executive compensation program are to:

      o Establish a pay-for-performance philosophy and policy that places a meaningful portion of each executive's compensation at risk with the stockholders, commensurate with the executive's ability to impact bottom line results;

      o Motivate and incent executives to achieve a level of performance consistent with the Company's strategic business objectives and reward them for their achievement;

      o Provide total compensation opportunities which are market competitive, are subject to associated downside risk and offer significant upside opportunities based on performance, thus enabling M.A. Hanna to compete for and retain outstanding, talented and highly motivated executives who are vital to M.A. Hanna's long-term success; and

      o Align the interests of executives with the long-term interest of stockholders through incentive-award opportunities that are linked to the long-term performance of the Company and that result in ownership of M.A. Hanna Common Stock; and

      o Retain the skills that are critical to the future success of the Company.

      M.A. Hanna's executive compensation program is comprised of three principal components: base salary; annual incentive compensation; and long-term incentive compensation. As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives (including stock-based awards), and less on salary; this approach may result in variability in the executive's actual total cash compensation level from year to year if there are variations in the Company's performance.

      The executive total compensation program is designed to be competitive with the total compensation programs of a broad base of industrial companies with annual sales levels comparable to M.A. Hanna. In order to assess competitive total compensation programs and establish total compensation opportunities for M.A. Hanna executives, the Committee receives the advice of an independent compensation consultant and utilizes data contained in independent compensation surveys such as the Watson Wyatt Data Services' Top Management Report, the Towers Perrin Compensation Data Bank (Cash Compensation and Long-Term Incentive Plan Surveys), the Conference Board's report on Top Executive Compensation and Hewitt's Project 777 Executive Compensation Study.

      M.A. Hanna's total compensation program is structured to provide total compensation opportunities that are commensurate with the Company's ability to demonstrate consistently outstanding performance. In order to drive and reward for a consistent high level of performance, M.A. Hanna's total compensation systems are designed to deliver a total compensation opportunity that is above average. M.A. Hanna targets executive total compensation opportunities for its executives' outstanding performance at the 65th percentile of total compensation opportunities afforded to executives performing similar responsibilities in competitive companies. On the other hand, the total compensation systems are also designed to be responsive in the event the Company's actual performance falls below expectations vis-a-vis the annual operating plan and/or industry comparisons.

Base Salaries

      M.A. Hanna targets its executives' base salaries to the median, or 50th percentile, of base salaries reported in the published surveys referenced above by comparable companies.

      The Committee annually reviews the base salaries of executive officers. Prior to the meeting at which the annual review occurs, the Committee is furnished with data on the current total compensation and total compensation history of each executive officer, current survey data for comparable positions at comparable industrial companies and individual performance appraisal ratings by the Chief Executive Officer for each executive officer except himself. At the meeting the Committee reviews all available data and considers adjustments; in 1999 it made selective adjustments in executive officers' salaries.

Annual Incentive Compensation for 1999

      Because the Company did not fully achieve its earnings plan for 1999, the Committee approved payments at 80% of target to the executive officers based on the Company's performance. The Committee also approved individual awards for certain executive officers which reflected the executive's performance for the year.

1999 Long-Term Incentive Plan Awards

    Under M.A. Hanna's stockholder-approved Long-Term Incentive Plan, the Committee grants stock options and long-term incentive plan performance units ("LTIP Units") in the form of Performance Shares annually to cover a three-year performance period. Awards are based on a pay grade level formula which takes into account relevant long-term award data as reported by a broad base of industrial companies in the Towers Perrin Compensation Data Bank Long-Term Incentive Plan Survey.

      In December 1999 the Committee made grants of non-qualified stock options at a purchase price equal to 100% of the fair market value of M.A. Hanna Common Stock on the grant date and awards of LTIP Units in the form of Performance Share units for a three-year performance period beginning on January 1, 2000. The Committee will establish target performance measures to be attained for the performance period, with threshold and maximum achievement levels.

1999 Long-Term Incentive Plan Payments

      The Committee applied the compound annual earnings per share growth and three-year average return on stockholders' equity performance measures established for the three-year performance period ending December 31, 1998 against actual performance and determined that the performance was below threshholds so that executive officers were not entitled to a payout of LTIP Units for that performance period but that certain business unit participants had earned payouts for that period. The Committee elected to make a portion of the payment to each business unit participant entitled to a payout in cash and a portion in shares of M.A. Hanna Common Stock, and awarded each participant shares of restricted M.A. Hanna Common Stock equal in value to 25% of the Common Stock portion of the payment. The terms of the restricted stock require the participant to hold the restricted stock and the stock issued in partial payment of the LTIP Unit award for three years, at which time the restrictions lapse.

Chief Executive Officers' Compensation

      Mr. M. D. Walker served as Chief Executive Officer until June 14, 1999, when Mr. Phillip D. Ashkettle was elected his successor. Mr. Walker's base pay was not increased in 1999 and he did not receive any incentive compensation for 1999. The Committee awarded Mr. Walker a non-qualified stock option to purchase 100,000 shares of Common Stock at the closing price on March 2, 1999.

      Mr. Walker has agreed to provide consulting services to the Company through June 30, 2002 and in that connection the Company provides an off-site office and administrative support.

      Mr. Ashkettle was recruited to join the Company as President and Chief Executive Officer. In connection with the negotiations to employ Mr. Ashkettle, the Company obtained advice from independent consultants and advisors with respect to the development of a total compensation opportunity for Mr. Ashkettle. Mr. Ashkettle's Employment Agreement is described in the section Employment Agreements on page 7 of this proxy statement. Mr. Ashkettle's base salary and incentive compensation and the size of his stock option grants were determined based on competitive practices among (i) companies of similar size in the specialty chemicals industry, (ii) the need to employ an experienced chief executive officer from the specialty chemicals industry and (iii) the need to replace certain compensation which Mr. Ashkettle forfeited upon resigning from his previous employer. Apart from base salary and the replacement compensation and benefits, Mr. Ashkettle's compensation is tied to the performance of the Company and the Company's Common Stock price during his tenure and Mr. Ashkettle's contributions to the growth and profitability of the Company.

      Mr. Ashkettle's base salary for 1999 reflects payment at the minimum rate agreed in his Employment Agreement. His annual incentive compensation award for 1999 was determined by the Compensation and Organization Committee based in part on the assumption that Mr. Ashkettle would have earned an annual incentive compensation award at target at his previous employer for service with that employer and in part on the Company's 1999 performance measured against its earnings plan, similar to the other executive officers.

      Pursuant to the terms of his Employment Agreement and in accordance with the Company's Long-Term Incentive Plan, Mr. Ashkettle was granted on June 14, 1999 a non-qualified stock option to purchase 100,000 shares of the Company's Common Stock and 40,613 LTIP Units in the form of Performance Shares for the performance period 1999-2001, which are subject to the same option terms and conditions applicable to other participants in the Long-Term Incentive Plan and the same target performance measures established for the other executive officers for the same performance period. In addition, the Company also granted Mr. Ashkettle on June 14, 1999 a sign-on non-qualified stock option to purchase 531,250 shares of the Company's Common Stock at the closing price on that date of $15.9375 per share, subject to stockholder approval of the Amended Plan described in this proxy statement. On December 1, 1999 Mr. Ashkettle was granted a non-qualified stock option to purchase 100,000 shares of the Company's Common Stock, subject to stockholder approval of the Amended Plan, and 70,461 LTIP Units in the form of Performance Shares for the performance period 2000-2002, in connection with the annual grants to all participants under the Current Plan. As part of his Employment Agreement, the Company will provide Mr. Ashkettle with certain other compensation and benefits to replace forfeited compensation and benefits, as more fully described in the section Employment Agreements.

Stock Ownership Guidelines

      Stock ownership guidelines have been established for participants in the Company's Long-Term Incentive Plan which encourages them to acquire a guideline value of M.A. Hanna Common Stock. The guidelines are expressed as a multiple of base salary. The multiples range from three times base salary for the Chief Executive Officer to .5 times base salary for the non-officer, key manager participants in the Plan. Under the policy there will be no penalty for failure to achieve the expected levels of ownership but if a participant does not hold the guideline value of M.A. Hanna Common Stock at the end of a three-year period, up to one-half of his or her annual incentive compensation award will be paid in shares of M.A. Hanna Common Stock until the expected stock ownership value is achieved. The Committee monitors attainment of the guidelines.

Deductibility of Executive Compensation

      Internal Revenue Code Section 162 (m) and regulations thereunder respecting the non-deductibility of certain executive compensation payments in excess of $1 million did not affect the deductibility of M.A. Hanna compensation payments in 1999 and are not expected to affect materially the deductibility of compensation payments in 2000. In connection with the agreements negotiated when he joined the Company, Mr. Ashkettle agreed to defer certain elements of his compensation. The deferred compensation will be paid to Mr. Ashkettle after retirement, at which time the deductibility of such compensation will not be subject to Section 162 (m).


                     Compensation and Organization Committee
                                M. L. Mann, Chair
                                C. A. Cartwright
                                   W. R. Embry
                                   J. T. Eyton
                                   R. W. Pogue


      Compensation and Organization Committee Interlocks and Insider
Participation

      There are no Compensation and Organization Committee interlocks or insider participation.

                                PERFORMANCE GRAPH

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
                   AMONG M.A. HANNA COMPANY, THE S&P 500 INDEX
                     AND THE S&P CHEMICALS (SPECIALTY) INDEX

                          [Plot Points from Line Graph]

        M.A. HANNA COMPANY      S & P 500   S & P CHEMICALS(SPECIALTY)
12/94          100                  100               100
12/95          120                  138               131
12/96          144                  169               135
12/97          169                  226               167
12/98           85                  290               142
12/99           78                  351               157


          *$100 INVESTED ON 12/31/94 IN STOCK OR INDEX.
           INCLUDING REINVESTMENT OF DIVIDENDS.
           FISCAL YEAR ENDING DECEMBER 31.

      This performance graph assumes that the value of the investment in M.A. Hanna and each index was $100 on December 31, 1994 and that all dividends were reinvested.

                             Directors' Compensation

      Directors who are not full-time employees of the Company are compensated for their services by payment of a quarterly retainer fee of $6,750 and a fee of $1,300 for each Board meeting attended. They also receive a fee of $1,100 for each committee meeting attended when the meeting occurs on the same day as a Board meeting and $1,500 when the meeting occurs on a day when no Board meeting is held; Chairs of Board committees are paid an additional quarterly retainer fee of $750. Executive Committee members who are not full-time employees of the Company are paid an additional quarterly retainer fee of $1,250. Directors who are also full-time employees of the Company are not compensated for their services as directors and members of Board committees.

      Under the Directors' Deferred Fee Plan, which was approved by stockholders, non-employee directors are required to defer a minimum of 25% of their quarterly Board retainer fee into a Deferred Benefit Account maintained in Units, which are accounting units equal in value to one share of M.A. Hanna Common Stock. Directors may also elect to defer the balance of his or her retainer fees and meeting fees to the Units account or a cash account. The Units account is credited with additional units equal in value to cash dividends paid on the Common Stock equivalent to the balance of units in the Unit account and the cash account is credited with interest equal to interest payable on 1-year U.S. Treasury bills. Each Deferred Benefit Account maintained in Units is credited after the end of each year with additional units equal in value to 25% of the value of the units credited to each Deferred Benefit Account during the year. The Deferred Benefits Accounts are paid to Directors at the termination of their service or, at the director's election, at his or her death.

      One-time grants of options to purchase shares of the Company's Common Stock were granted in 1991 to all non-employee directors then in office and thereafter to non-employee directors at the time of their election to the Board at an option price equal to the closing sale price of the Common Stock on the New York Stock Exchange on the date of grant. The amount of shares subject to the one-time grant, adjusted for stock splits, is currently 22,500. One-third of the grant becomes exercisable after the director has served for one year from the date of grant, an additional one-third after two years and the balance after three years of service.

      A non-qualified retirement plan for non-employee Directors was terminated effective May 1, 1997, and no further benefits will accrue under the plan from that date for incumbent or future Directors. Each Director then in office who would have been entitled to receive a benefit under the terminated plan received an amount of restricted Common Stock of the Company equal to the net present value on May 1, 1997 of the benefit he or she would have received under the terminated plan, and the restrictions shall lapse upon the Director's termination of service.

      Effective May 1, 1998 the non-employee Directors' compensation includes an annual award of $15,650 in the form of restricted M.A. Hanna Company Common Stock, valued at 100% of the market value of Common Stock on May 1. In general, the restricted shares vest only if the Director serves at least five years on the Board, with payment on the Director's retirement from the Board. If the Director's service is terminated for actions opposed to the best interests of the Company, the restricted shares will be forfeited. This compensation in restricted shares is intended to confirm the mutuality of interest among all stockholders, including the Directors, and maintain director compensation at competitive levels which may be adjusted as appropriate.


        2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors delegated its authority to select and appoint the Company's independent public accountants to the Audit Committee of the Board, which selected and appointed PricewaterhouseCoopers LLP to be the Company's independent public accountants for the year 2000, subject to ratification by the stockholders. The Audit Committee considers PricewaterhouseCoopers LLP to be well qualified.

      If the appointment is not ratified, the Audit Committee will reconsider its decision but will not be bound by the refusal of the stockholders to ratify the appointment of PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. The Audit Committee of the Board of Directors recommends that the stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.

   3. APPROVAL OF M.A. HANNA COMPANY LONG-TERM INCENTIVE PLAN, AS AMENDED AND
                          RESTATED AS OF MARCH 1, 2000

      The Company desires to continue its policy of aligning the interests of its executives with the long-term interests of stockholders through incentive-award opportunities that are linked to the long-term performance of the Company and that result in the executives' ownership of M.A. Hanna Common Stock. The 1988 Long-Term Incentive Plan (the "Current Plan") was approved by stockholders in 1988 and amendments to the Current Plan were approved by stockholders in 1991, 1994 and 1997. In order to continue the Company's ability to attract, retain and motivate officers, key executives and Non-Employee Directors, the Board of Directors approved the amendment and restatement of the Current Plan on March 1, 2000 (the "Amended Plan"), and has recommended that the Amended Plan be submitted to the Company's stockholders for approval at the 2000 Annual Meeting.

      The reasons for amending and restating the Current Plan are to meet Internal Revenue Code requirements for incentive stock options and the deductibility of stock option and appreciation rights awards under Section 162(m) of the Code and to increase the number of shares available, provide additional flexibility in establishing awards and administering the Amended Plan, establish and change certain limits on the amounts of awards and change the stock option awards to Non-Employee Directors.

      The Current Plan is administered by the Compensation and Organization Committee of the Board of Directors (the "Committee"), which will continue to administer the Amended Plan.

      A summary of the proposed changes is set forth below, followed by a summary description of the entire Amended Plan. A full text of the Amended Plan is annexed to this Proxy Statement as Exhibit A, and the following summary is qualified in its entirety by reference to Exhibit A. Capitalized words in the summary have the same meaning as the defined terms in the Amended Plan in Exhibit A, unless the context dictates otherwise.

SUMMARY OF CHANGES

      Available Shares. The Amended Plan increases the number of Common Shares available by 1,500,000 shares. The Current Plan authorized the issuance of an aggregate of 4,275,000 shares (giving effect to stock splits) and as of January 1, 2000, the shares subject to outstanding awards under the Current Plan are 3,998,995 and the shares available for future awards are 128,830. The number of shares available is subject to adjustments for stock dividends, stock splits and certain other situations described in Section 11 of the Amended Plan.

      The Amended Plan provides that the Common Shares available for issuance shall be adjusted to account for shares relating to awards that expire, are forfeited or are transferred, surrendered or extinguished upon the payment of any Option Price by the transfer of Common Shares or upon satisfaction of any tax withholding amount. Upon payment in cash of the benefit provided by any Option Rights granted under the Amended Plan, any shares relating to those Option Rights shall again be available for issue or transfer under the Amended Plan.

      Flexibility in Establishing Awards and Administering the Plan. The Amended Plan adds provisions to the Current Plan which enable flexibility in establishing awards and administering the Plan. The Amended Plan provides that awards of Deferred Shares may be made to Participants and Restricted Shares may be made to Non-Employee Directors and that payment of the Option Price by a Participant may be made in the form of Restricted Shares. The Amended Plan authorizes the Committee, if it so elects, to establish Management Objectives that must be achieved as a condition to the exercise of Option Rights or the termination of restrictions with respect to Restricted Shares and to require that dividends or other distributions paid with respect to Restricted Shares be deferred and reinvested in additional Restricted Shares.

      Under the Amended Plan the Committee is authorized to provide special terms for awards to Participants who are foreign nationals or who are employed outside of the United States as the Committee deems necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may also permit

Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash. These authorities did not exist under the Current Plan.

      Limits on the Amounts of Awards. In recognition of amendments to the Code and corporate governance practices which came into existence after the adoption of the Current Plan, the Amended Plan establishes new limitations on certain awards. The Amended Plan limits awards of Option Rights and Appreciation Rights to a participant to an aggregate of 731,250 Common Shares during 1999 and 200,000 Common Shares during any following year. The Current Plan limited awards of Option Rights to 100,000 shares in any one fiscal year of the Company. In anticipation of this change an award of a stock option to purchase 531,250 Common Shares was made to Mr. P. D. Ashkettle in connection with his employment by the Company in June 1999 and an award of a stock option to purchase 100,000 Common Shares was made in December 1999 in connection with annual awards to all participants under the Current Plan, conditioned on stockholder approval of the Amended Plan. The Amended Plan also contains limitations on the aggregate amounts of awards of Performance Shares and Restricted and Deferred Shares.

      The Amended Plan limits the total number of Common Shares that may be issued under the Amended Plan upon the exercise of Incentive Stock Options to 750,000 and prohibits the transfer or assignment of Option Rights intended to qualify as Incentive Stock Options under Section 422 of the Code other than by will or the laws of descent and distribution. In order to ensure that awards to any person who is or is likely to be a "covered employee" within the meaning of
Section 162(m) of the Code continue to be available for exemption under Section 162(m), the Committee is prohibited from modifying Management Objectives attached to such awards and adjusting the number of LTIP Units or Performance Shares, where such actions would result in the loss of such exemption.

      Stock Option Awards to Non-Employee Directors. The Current Plan provided for one-time grants of Option Rights to purchase 22,500 Common Shares (adjusted to reflect stock splits) to Non-Employee Directors upon their first election to the Board and stipulated an aggregate number of shares of Common Stock available for such awards, which has now been exhausted. The Board took into account current competitive pay practices for Directors and determined that it would more appropriate and equitable to make smaller annual grants of Option Rights rather than a large one-time grant. Therefore the Amended Plan authorizes the grant of Option Rights from time to time subject only to the overall limitations on Common Shares available under the Amended Plan. It is the intention of the Committee to make annual grants of Option Rights for an amount of Common Shares calculated by dividing 200% of the annual retainer fee for Directors then in effect by the Option Price on the date of the award; for example, if the annual retainer fee was $27,000 and the Option Price on the date of the award was $11.00 per share, the number of shares awarded would be 4,909 ($27,000 x 2 = $54,000 / $11.00 = 4,909).

      Other Changes. The Amended Plan makes a number of other changes in the Current Plan which reflect the changes in long-term incentive plan practices since the adoption of the Current Plan in 1988, the addition of provisions that the Committee previously had approved for inclusion in the agreements evidencing the awards, and administrative and language clarifications. Under the Amended Plan the awards may be evidenced by an electronic medium or a conventional paper form and the Optionee can constructively, rather than actually, transfer currently owned Common Shares in payment of the Option Price. The Amended Plan authorizes the Committee to cancel or rescind an award if the Participant engages in "detrimental activity", which is defined as engaging in a business which is competitive with the business of the Company, an activity that results in a termination for cause, a violation of the Company's Code of Conduct, a conviction of a crime and any other act determined to be injurious, detrimental or prejudicial to any interest of the Company.

SUMMARY OF THE AMENDED PLAN

      Amended Plan Limits. The maximum number of Common Shares that may be issued or transferred (i) upon exercise of Option Rights or Appreciation Rights,
(ii) in payment of LTIP Units or Performance Shares that have been earned, (iii) as Restricted Shares and released from the substantial risk of forfeiture, (iv) as Deferred Shares or (v) as awards of Option Rights to Non-Employee Directors, may not in the aggregate exceed 1,628,830

Common Shares, which may be shares of original issuance, treasury shares or shares from the Associates Ownership Trust, or a combination thereof. This figure is composed of 128,830 shares covered by the Current Plan and 1,500,000 shares added by the Amended Plan. These limits are subject to adjustments as provided in the Amended Plan for stock splits, stock dividends, recapitalizations and other similar events.

      Upon the payment of any option price by the transfer to the Company of Common Shares or upon satisfaction of tax withholding obligations or any other payment made or benefit realized under the Amended Plan by the transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred only the net number of shares actually issued or transferred by the Company. Upon the payment in cash of a benefit provided by any award under the Amended Plan, any Common Shares that were covered by such award shall again be available for issuance or transfer under the Amended Plan.

      The number of shares actually issued or transferred by the Company upon exercise of Incentive Stock Options shall not exceed 750,000; no participant may be granted Option Rights and Appreciation Rights for more than 731,250 Common Shares during 1999 and more than 200,000 Common Shares during any following calendar year; the number of Performance Shares that may be paid out under the Plan shall not exceed 1,500,000 and the number of Restricted Shares and Deferred Shares shall not exceed 750,000; all subject to adjustment as provided in the Amended Plan.

      Option Rights. Option Rights may be granted which entitle the Optionee to purchase Common Shares at a price not less than its fair market value on the date of the grant. The option price is payable in cash, by the actual or constructive transfer of Common Shares owned by the Optionee not less than 6 months, Restricted Shares provided that the Common Shares received upon exercise of such Option Rights shall be subject to the same risks of forfeiture or restrictions on transfer as may correspond to the Restricted Shares surrendered, or any combination of these methods. Any grant of Option Rights may provide for the deferred payment of the option price on the sale of some or all of the shares obtained from the exercise.

      Option Rights granted under the Amended Plan may be Option Rights that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code or Option Rights that are not intended to so qualify or combinations thereof.

      No Option Rights may be exercised more than 10 years from the date of grant. Each grant to an employee must specify the period of continuous employment that is necessary before the Option Rights become exercisable and may provide for the earlier exercisability of the Option Rights in the event of retirement or death or disability of the participant. Any grant of Option Rights may specify Management Objectives (as described below) that must be achieved as a condition to exercise such rights.

      Appreciation Rights. Appreciation Rights provide to participants an alternative means of realizing the benefits of Option Rights. They represent the right to receive from the Company an amount, determined by the Committee and expressed as a percentage not exceeding 100 percent, of the difference between the base price established for such Rights and the market value of the Common Shares on the date the rights are exercised. Appreciation Rights can be tandem (i.e., granted with Option Rights to provide an alternative to exercise of the Option Rights) or freestanding. Tandem Appreciation Rights may only be exercised at a time when the related Option Right is exercisable and the spread is positive, and the related Option Right must be surrendered for cancellation. Free-standing Appreciation Rights must have a base price per Right that is not less than the fair market value of the Common Shares on the date of grant, must specify the period of continuous employment that is necessary before such Appreciation Rights become exercisable (except that they may provide for the earlier exercise of the Appreciation Rights in the event of retirement or death or disability of the participant) and may not be exercisable more than 10 years from the date of grant. Any grant of Appreciation Rights may specify that the amount payable by the Company on exercise of an Appreciation Rights may be paid in cash, in Common Shares or in any combination thereof, and may either grant to the recipient or retain in the Committee the right to elect among those alternatives. Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition to the exercise such rights.

      LTIP Units and Performance Shares. A LTIP Unit is the equivalent of $1.00 and a Performance Share is the equivalent of 1 Common Share. The participant to whom a LTIP Unit or Performance Share is granted will be given one or more Management Objectives to meet within a specified period of not less 3 years (the "Performance Period"). The specified Performance Period may be subject to earlier termination in the event of retirement or death or disability of the participant. A minimum level of acceptable achievement will also be established by the Committee. If by the end of the Performance Period, the participant has achieved the specified Management Objectives, the participant will be deemed to have fully earned the LTIP Units or Performance Shares. If the participant has not achieved the Management Objectives, but has attained or exceeded the predetermined minimum level of acceptable achievement, the participant will be deemed to have partly earned the LTIP Units or Performance Shares in accordance with a predetermined formula. To the extent earned, the LTIP Units or Performance shares will be paid to the participant at the time and in the manner determined by the Committee in cash, Common Shares or any combination thereof.

      Restricted Shares. Restricted Shares constitute an immediate transfer of ownership to the recipient in consideration of the performance of services. The participant has dividend and voting rights on such shares. Restricted Shares must be subject to a "substantial risk of forfeiture" of the shares, within the meaning of Section 83 of the Code, for a period of at least 3 years to be determined by the Committee on the date of the grant. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in the manner prescribed by the Committee on the date of grant for the period during which such forfeiture provisions are to continue. The Committee may provide for the earlier termination of the forfeiture provisions in the event of retirement or death or disability of the participant.

      Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any such grant must also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives.

      Deferred Shares. Deferred Shares constitute an agreement to issue shares to the recipient in the future in consideration of the performance of services, but subject to the fulfillment of such conditions as the Committee may specify. The participant has no right to transfer any rights under his or her award and no right to vote the Deferred Shares. The Committee must fix a deferral period of at least 3 years at the time of grant, and may provide for the earlier termination of the deferral period in the event of retirement or death or disability of the participant.

      Management Objectives. The Amended Plan requires that the Committee establish "Management Objectives" for purposes of LTIP Units and Performance Shares. When so determined by the Committee, Option Rights, Appreciation Rights and Restricted Shares may also specify Management Objectives. Management Objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department or function within the Company or a subsidiary in which the participant is employed. Management Objectives applicable to any award to a participant who is, or is determined by the Committee likely to become, a "covered employee" within the meaning of 162(m)(3) of the Code shall be limited to specified levels of, growth in one or more of the following: revenues, earnings before interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, economic value added, return on total capital, return on invested capital, return on equity, return on assets and/or total return to stockholders. Except in the case of such a covered employee, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may modify such Management Objectives, in whole or in part, as the Committee deems appropriate and equitable. Additionally, even in the case of a covered employee, a Management Objective can be modified if the modification would not result in the Company's loss of the otherwise available exemption of the award under Section 162(m).

      Awards to Non-Employee Directors. Non-Employee Directors may from time to time be granted Option Rights and may be awarded Restricted Shares. Each grant of Option Rights will be made on the same terms and conditions as described above except that the Amended Plan stipulates that the Option Rights will vest equally over 3 years with accelerated vesting in the event of termination of service, other than by death or disability, as to the Option Rights that would be vested on a date which is six months and a day after the termination of service. Grants of Restricted Shares will be made consistent with the provisions described above.

      Eligibility. Officers and key executives of the Company and its subsidiaries, as determined by the Committee, may be selected to receive benefits under the Amended Plan. In addition, Non-Employee Directors of the Company will be eligible for grants of Option Rights and Restricted Shares as described above under the heading "Awards to Non-Employee Directors."

      Transferability. Participants may transfer awards to members of their immediate families under certain conditions. The Committee, in its sole discretion, may provide for transferability of particular awards under the Amended Plan. Otherwise, Option Rights and other derivative securities awarded under the Amended Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Any award made under the Amended Plan may provide that any Common Shares issued or transferred as a result of the award will be subject to further restrictions upon transfer.

      Adjustments. The number of shares covered by outstanding Option Rights, Appreciation Rights, Performance Shares and Deferred Shares and the prices per share applicable thereto, are subject to adjustment in certain situations as provided in Section 11 of the Amended Plan.

      Foreign Employees. The Committee may provide for special terms for awards to participants who are foreign nationals or who are employed by the Company or any subsidiary outside the United States as the Committee may deem necessary or appropriate to accommodate differences in local law, tax policy or custom.

      Administration. The Compensation and Organization Committee of the Board of Directors, as constituted from time to time, will administer and interpret the Amended Plan.

      Amendments and Other Matters. The Amended Plan may be amended by the Committee so long as any amendment that must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange is not effective until such approval has been obtained.

      The Committee may not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right to reduce the option price. Furthermore, no Option Right may be cancelled and replaced with awards having a lower option price without further approval of the stockholders of the Company.

      The Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred award at any time if a participant is not in compliance with the agreement or document evidencing the award and the Amended Plan or if the participant engages in any "detrimental activity", which is defined in Section 15 of the Amended Plan to include generally any conduct or an act which is determined to be injurious, detrimental or prejudicial to any interest of the Company.

      The Committee may permit participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Amended Plan.

      Amended Plan Benefits. It is not possible to determine specific amounts that may be awarded in the future under the Amended Plan. However, as indicated in the table below, the Committee has made awards to certain executive officers named in the Summary Compensation Table and certain other key executives during the year 1999. Also, as shown in the table, awards of Option Rights would be made beginning in the year 2000 to Non-Employee Directors under the Amended Plan, if such plan is approved by the stockholders.

                                NEW PLAN BENEFITS

                 THE M.A. HANNA COMPANY LONG-TERM INCENTIVE PLAN

                                                     Stock        Performance
                                                    Options       Share Awards
                                                   ---------      -----------
                                                     Number          Number
   Name and Position                               of Shares      of Shares
   -------------                                   ---------      -----------
   P. D. Ashkettle...........................      100,000(A)       111,074
   President and Chief Executive Officer           531,250(B)
                                                   100,000(C)

   M. D. Walker..............................      100,000(D)
   Chairman

   G. W. Henry...............................       58,520(C)         6,912
   Executive Vice President,
   Worldwide Plastics

   M. S. Duffey..............................       55,769(C)         5,681
   Senior Vice President,
   Finance and Administration

   J. S. Pyke, Jr............................       43,209(C)         5,274
   Vice President, General Counsel and Secretary
   Executive Officer Group...................    1,131,792          152,902
   Non-Employee Director Group...............       45,000(E)

----------
(A) Reflects stock option granted on June 14, 1999, in connection with Mr. Ashkettle's employment.

(B) Reflects stock option granted on June 14, 1999, subject to stockholder approval of the Amended Plan, in connection with Mr. Ashkettle's employment.

(C) The figures shown reflect stock options awarded under the current Plan on December 1, 1999 as described in the Summary Compensation Table and the Option Grants in Last Fiscal Year table; the award to Mr. Ashkettle was made subject to stockholder approval of the Amended Plan.

(D)   Reflects stock option granted on March 2, 1999.

(E) Assumed stock option grants @ 5,000 Option Rights per Non-Employee Director per year.

FEDERAL INCOME TAX CONSEQUENCES

      The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended Plan based on the Internal Revenue Code, as presently in effect. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

      Non-qualified Stock Options. In general, (i) no income will be recognized by an Optionee at the time a non-qualified Option Right is granted; (ii) at the time of exercise of a nonqualified Option Right, ordinary income will be recognized by the Optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified Option Right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as capital gain (or loss) depending on how long the shares have been held.

      Incentive Stock Options. No income generally will be recognized by an Optionee upon the grant or exercise of an incentive stock option. However, the excess of the fair market value of the shares on the exercise date over the option price is included in the Optionee's income for purposes of the alternative minimum tax. If Common Shares are issued to the Optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such Optionee within 2 years after the date of the grant or within 1 year after the transfer of such shares to the Optionee, then upon sale of the shares, any amount realized in excess of the option price will be taxed to the Optionee as a capital gain and any loss sustained will be a capital loss.

      If Common Shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the Optionee generally will recognize ordinary income tax in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the Optionee generally will be taxed as a capital gain (or loss) depending on the holding period.

      Appreciation Rights. No income will be recognized by a participant in connection with the grant of a tandem Appreciation Right or a freestanding Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market valued of any unrestricted Common Shares received on the exercise.

      LTIP Units and Performance Shares. No income generally will be recognized upon the grant of LTIP Units or Performance Shares. Upon payment in respect of the earn-out of LTIP Units or Performance Shares, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received.

      Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by an amount paid by the participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a participant who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

      Deferred Shares. No income generally will be recognized upon the award of Deferred Shares. The recipient of a Deferred Share award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such Deferred Shares), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company or Subsidiary

      To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or Subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the limitation on certain executive compensation under Section 162(m) of the Code.

VOTE REQUIRED TO APPROVE THE AMENDED PLAN

      A favorable vote of the majority of votes cast on the matter is necessary for approval of the Amended Plan.

      If the Amended Plan is not approved, the Current Plan remains in effect.

      The Board of Directors unanimously recommends a vote FOR the approval of the M.A. Hanna Company Long-Term Incentive Plan, as amended and restated as of March 1, 2000.

                       Submission of Stockholder Proposals

      If a holder of the Company's Common Stock wishes to present a proposal for consideration at next year's annual meeting, any such proposal must be received at the Company's offices at Suite 36-5000, 200 Public Square, Cleveland, Ohio 44114-2304, Attention: Corporate Secretary, on or before November 3, 2000.

                                  Other Matters

      The management knows of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                              JOHN S. PYKE, JR.
                                  Vice President, General Counsel and Secretary

March 23, 2000

                                    EXHIBIT A

                 THE M.A. HANNA COMPANY LONG-TERM INCENTIVE PLAN
                   AS AMENDED AND RESTATED AS OF MARCH 1, 2000

                                Table of Contents

                                                                         Page
                                                                         ---

1.  Purpose.............................................................  25

2.  Definitions.........................................................  25

3.  Shares Available under the Plan.....................................  27

4.  Option Rights.......................................................  27

5.  Appreciation Rights.................................................  28

6.  LTIP Units and Performance Shares...................................  29

7.  Restricted Shares...................................................  30

8.  Deferred Shares.....................................................  30

9.  Awards to Non-Employee Directors....................................  31

10. Transferability.....................................................  32

11. Adjustments.........................................................  32

12. Fractional Shares...................................................  32

13. Withholding Taxes...................................................  32

14. Foreign Employees...................................................  33

15. Cancellation and Rescission of Awards...............................  33

16. Administration of the Plan..........................................  33

17. Amendments and Other Matters........................................  33

                  M.A. HANNA COMPANY LONG-TERM INCENTIVE PLAN,
                   AS AMENDED AND RESTATED AS OF MARCH 1, 2000

      1. Purpose. The purpose of this Plan is to attract, retain and motivate Directors, officers and key executives of M.A. Hanna Company (the "Company") and its Subsidiaries and to provide to such persons incentives and rewards for superior performance and contribution.

      2. Definitions. As used in this Plan,

      "Appreciation Right" means a right granted pursuant to Section 5 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

      "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Committee" means the Committee designated by the Board of Directors to administer the Plan.

      "Common Shares" means the shares of Common Stock, par value $1.00, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

      "Covered Employee" means a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of
Section 162(m) of the Code (or any successor provision).

      "Date of Grant" means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, LTIP Units or Performance Shares or a grant or sale of Restricted Shares or Deferred Shares shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto).

      "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 8 of this Plan.

      "Deferred Shares" means an award made pursuant to Section 8 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

      "Director" means a member of the Board of Directors of the Company.

      "Evidence of Award" means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of the Option Rights, Appreciation Rights, LTIP Units, Performance Shares, Restricted Shares, Deferred Shares or awards to Non-Employee Directors. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

      "Free-Standing Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

      "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

      "LTIP Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 6 of this Plan.

      "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of LTIP Units or Performance Shares or, when so determined by the Committee, Option Rights, Appreciation Rights and Restricted Shares pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the

Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of or growth in one or more of the following criteria: revenues, earnings before interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, economic value added, return on total capital, return on invested capital, return on equity, return on assets and/or total return to stockholders. Management Objectives may be stated as a combination of the listed factors.

      If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

      "Market Value per Share" means, as of any particular date, the fair market value of the Common Shares as determined by the Committee.

      "Non-Employee Director" means a Director who is not an employee of the Company or any Subsidiary.

      "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

      "Option Price" means the purchase price payable on exercise of an Option Right.

      "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

      "Participant" means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer, or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and shall also include each Non-Employee Director who receives an award of Option Rights or Restricted Shares.

      "Performance Period" means, in respect of a LTIP Unit or Performance Share, a period of time established pursuant to Section 6 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

      "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 6 of this Plan.

      "Restricted Shares" means Common Shares granted or sold pursuant to
Section 7 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 7 has expired.

      "Spread" means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

      "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

      "Tandem Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

      "Voting Power" means at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of Directors.

      3. Shares Available Under the Plan. (a) Subject to adjustment as provided in Section 3(b) and Section 11 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of LTIP Units or Performance Shares that have been earned, or (v) as awards to Non-Employee Directors shall not exceed in the aggregate 1,500,000 Common Shares, plus (x) such number of shares of Common Stock authorized for awards under the Company's 1988 Long-Term Incentive Plan, as amended, that remain unutilized under that Plan as of March 1, 2000 and (y) any shares described in
Section 3(b). Such shares may be shares of original issuance, treasury shares, shares from the Associates Ownership Trust or a combination of the foregoing.

      (b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

      (c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 750,000 Common Shares; (ii) no Participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 731,250 Common shares during 1999 and 200,000 Common Shares during any following calendar year; (iii) the number of Performance Shares that may be granted and paid out under this Plan shall not in the aggregate exceed 1,500,000; and (iv) the number of Restricted Shares and Deferred Shares shall not (after taking forfeitures into account, exceed 750,000.

      4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

      (a) Each grant shall specify the number of shares of Common Stock to which it pertains, subject to adjustments as provided in Section 11 of this Plan.

      (b) Each grant shall specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

      (c) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee not less than 6 months (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

      (d) The Committee may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer. Unless otherwise determined by the Committee at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received upon the exercise of the Option Rights shall be subject to the same risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered; provided, however, that such risks of forfeiture or restrictions on transfer shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

      (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

      (f) Any grant may provide for payment of the Option Price, at the election of the Optionee, in installments, with or without interest, upon terms determined by the Committee.

      (g) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

      (h) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable.

      (i) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

      (j) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

      (k) The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

      (n) No Option Right shall be exercisable more than 10 years from the Date of Grant.

      (o) Each grant of Option Rights shall be evidenced by an Evidence of Award which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

      5 Appreciation Rights. (a) The Committee may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

      (b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

            (i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

            (ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

            (iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

            (iv) Each grant of an Appreciation Right shall be evidenced by an Evidence of Award, which shall describe such Appreciation Right, identify the related Option Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

      (c) Any grant of Tandem Appreciation Rights shall provide that such Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

      (d) Regarding Free-Standing Appreciation Rights only:

            (i) Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price, which shall be equal to or greater or less than the Market Value per Share on the Date of Grant;

            (ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

            (iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

      6. LTIP Units and Performance Shares. The Committee may also authorize the granting to Participants of LTIP Units and Performance Shares that will become payable (or payable early) to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

            (a) Each grant shall specify the number of LTIP Units or Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

            (b) The Performance Period with respect to each LTIP Unit or Performance Share shall be such period of time (not less than 3 years) commencing with the Date of Grant as shall be determined by the Committee at the time of grant.

            (c) Any grant of LTIP Units or Performance Shares shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of LTIP Units or Performance Shares that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of LTIP Units or Performance Shares shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Committee must determine that the Management Objectives have been satisfied.

            (d) Each grant shall specify the time and manner of payment of LTIP Units or Performance Shares that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

            (e) Any grant of LTIP Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

            (f) Unless otherwise determined by the Committee at the time of the award or thereafter, if a Participant's employment has terminated because of death, disability or retirement at or after normal retirement age (or earlier with the consent of the Committee) under a retirement plan of the Company or a Subsidiary prior to the end of the Performance Period, the extent to which an LTIP Unit or Performance Share shall be deemed to have been earned, as calculated at the end of the Performance Period, shall be determined as if such Participant's employment had not terminated and the result shall be multiplied by a fraction, the numerator of which is the number of days such Participant was employed during the Performance Period and the denominator of which is the total number of days in the Performance Period. If a Participant's employment terminates for any reason other than as described in the preceding sentence, the Participant shall be deemed not to have earned the LTIP Unit or Performance Share unless the Committee determines otherwise in its sole discretion (in which event the extent to which the LTIP Unit or Performance Share shall be deemed to have been earned shall not exceed the amount determined pursuant to the preceding sentence).

      (g) Each grant of LTIP Units or Performance Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

      7. Restricted Shares. The Committee may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

      (a) Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

      (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

      (c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period of not less than 3 years to be determined by the Committee at the Date of Grant.

      (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

      (e) Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

      (f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

      (g) Each grant or sale of Restricted Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

      8. Deferred Shares. The Committee may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

            (a) Each such grant or sale shall constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

            (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

            (c) Each such grant or sale shall be subject to a Deferral Period of not less than 1 year, as determined by the Committee at the Date of Grant.

            (d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them.

            (e) Each grant or sale of Deferred Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

      9. Awards to Non-Employee Directors. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights and may also authorize the grant or sale of Restricted Shares to Non-Employee Directors.

            (a) Each grant of Option Rights awarded pursuant to this Section 9 shall be upon terms and conditions consistent with Section 4 of this Plan and shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve. Each grant shall specify an Option Price per share, which shall not be less than the Market Value per Share on the Date of Grant. Each such Option Right granted under the Plan shall expire not more than 10 years from the Date of Grant and shall be subject to earlier termination as hereinafter provided. Unless otherwise determined by the Committee, such Option Rights shall be subject to the following additional terms and conditions:

                  (i) Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this plan.

                  (ii) Each such Option Right shall become exercisable to the extent of one-third of the number of shares covered thereby 1 year after the Date of Grant and to the extent of an additional one-third of such shares after each of the next two successive years thereafter.

                  (iii) In the event of the termination of service on the Board by the holder of any such Option Rights, other than by reason of disability or death, the then outstanding Option Rights of such holder may be exercised to the extent that they would be exercisable on the date that is six months and one day after the date of such termination and shall expire six months and one day after such termination, or on their stated expiration date, whichever occurs first.

                  (iv) In the event of the death or disability of the holder of any such Option Rights, each of the then outstanding Option Rights of such holder may be exercised at any time within 1 year after such death or disability, but in no event after the expiration date of the term of such Option Rights.

                  (v) If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

                  (vi) Option Rights may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the Common Shares to be delivered. Such payment shall be made in cash or in Common Shares then owned by the optionee for at least six months, or in a combination of cash and such Common Shares.

            (b) Each grant or sale of Restricted Shares pursuant to this Section 9 shall be upon terms and conditions consistent with Section 7 of this Plan.

      10. Transferability. (a) No Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

            (b) The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of LTIP Units or Performance Shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
Section 7 of this Plan, shall be subject to further restrictions on transfer.

            (c) Notwithstanding the provisions of Section 10(a), Option Rights (other than Incentive Stock Options), Appreciation Rights, LTIP Units, Performance Shares, Restricted Shares and Deferred Shares shall be transferable by a Participant, without payment of consideration therefor by the transferee, to any one or more members of the Participant's immediate family (or to one or more trusts established solely for the benefit of one or more members of the Participant's immediate family or to one or more partnerships in which the only partners are members of the Participant's immediate family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Committee and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant. Notwithstanding the foregoing, in no event shall Incentive Stock Options be transferable or assignable other than by will or by the laws of descent and distribution.

      11. Adjustments. The Committee may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Performance Shares and Deferred Shares granted hereunder, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

      12. Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

      13. Withholding Taxes. The Company shall have the right to deduct from any payment under this Plan an amount equal to the federal, state and local and foreign taxes which in the opinion of the Company are required to be withheld by it with respect to such payment and to the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. In no event, however, shall the Company accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, a Participant or such other person may surrender Common Shares owned for more than 6 months to satisfy any tax obligations resulting from any such transaction.

      14. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

      15. Cancellation and Rescission of Awards. (a) Unless the Evidence of Award specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred award at any time if the Participant is not in compliance with all applicable provisions of the agreement evidencing the award and the Plan, or if the Participant engages in any "Detrimental Activity". For purposes of this Section 15, "Detrimental Activity" shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is competitive with the business of the Company, or which organization or business, or the rendering of service to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) activity that results in termination of the Participant's employment for cause; (iii) a violation of the Company's Code of Conduct; (iv) the Participant being convicted of, or entering a guilty plea, with respect to a crime, whether or not connected with the Company; or (v) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

            (b) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of paragraph (a) of this Section 15 prior to, or during the 6 months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within 2 years thereafter. In the event of any such rescission, the Participant shall pay the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed by the Participant to the Company.

      16. Administration of the Plan. (a) This Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

            (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, LTIP Units or Performance Shares and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.-

      17. Amendments and Other Matters. (a) The Board of Directors of the Company may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. No such amendment shall (i) increase the maximum number of shares specified in Paragraph 3 of the Plan (except that adjustments authorized by Paragraph 11 of this Plan shall not be limited by this provision) or (ii) permit the granting of Option Rights or Appreciation Rights with exercise or grant prices lower than 100% of the Market Value per Share on the date of the Award. Presentation of this Plan or any amendment thereof for stockholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans or otherwise with or without stockholder approval. Without limiting the generality of the foregoing, the Board of Directors may amend this Plan to eliminate provisions which are no longer necessary as a result in changes in tax or securities laws or regulations, or in the interpretation thereof.

            (b) The Committee shall not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be cancelled and replaced with awards having a lower Option Price without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of "underwater" Option Rights and shall not be construed to prohibit the adjustments provided for in Section 11 of this Plan.

            (c) The Committee also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan.

            (d) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

            (e) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any LTIP Units or Performance Shares which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 7 of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such LTIP Units or Performance Shares will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award. With respect to any Participant the Committee may, in its sole discretion, accelerate the time at which any Option Right or Appreciation Right may be exercised or the time when a LTIP Unit or Performance Share shall be deemed to have been fully earned or the time when a substantial risk of forfeiture or prohibition on transfer of Restricted Shares shall lapse or the time when a Deferral Period shall end in connection with a change in control of the Company.

            (f) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

            (g) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

            (h) No grant shall be made under this Plan more than 10 years after the date on which this Plan is first approved by the stockholders of the Company, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

            (i) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

            (j) This Plan and each Evidence of Award shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

            (k) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

      Please mark your
[X]   vote as in this                                                       2134
      example.



      This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FORthe election of Directors and FOR proposals 2, 3 and 4.


1. Election of Directors.            FOR            WITHHELD
   (see reverse)                     [ ]                [ ]

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

2. Ratification of         FOR         AGAINST         ABSTAIN
   appointment of          [ ]           [ ]             [ ]
   accountants.

3. Approval of Amended     FOR         AGAINST         ABSTAIN
   and Restated Long-Term  [ ]           [ ]             [ ]
   Incentive Plan.

4. Upon such other         FOR         AGAINST         ABSTAIN
   business as may         [ ]           [ ]             [ ]
   properly come
   before the meeting.

                                 SPECIAL ACTION

Comments                        [  ]

Discontinue Annual Report       [  ]
Mailing for this Account

Change of                       [  ]
Address

      The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

SIGNATURE(S)__________________________________ DATE____

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
     FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

                                M.A.HannaCompany

Dear Stockholder:

M.A. Hanna Company encourages you to vote your shares by telephone. This eliminates the need to return the proxy card.

To vote your shares telephonically, you must use the voter control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

On a touch-tone telephone, call 1-877-779-8683 24 hours a day, 7 days a week.

Your telephonic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

                  Your vote is important. Thank you for voting.

--------------------------------------------------------------------------------
                                M.A.HannaCompany
                        Suite 36-5000, 200 Public Square
                           Cleveland, Ohio 44114-2304

The undersigned hereby appoints P. D. Ashkettle and J. S. Pyke, Jr. as proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote, as directed, all the shares this proxy is entitled to vote at the M.A. Hanna Company annual meeting of stockholders to be held on May 3, 2000 and any adjournment thereof. If no direction is made, the proxies will vote FOR the election of nominees listed below, FOR the ratification of appointment of the accountants, FOR the approval of the Amended and Restated Long-Term Incentive Plan and upon such other business as may properly come before the meeting.

Nominees for election as Directors are:

01. P. D. Ashkettle     05. R. A. Garda        09. D. B. Lewis
02. C. A. Cartwright    06. G. D. Harnett      10. M. L. Mann
03. W. R. Embry         07. D. H. Hoag         11. M. D. Walker
04. J. T. Eyton         08. G. D. Kirkham

--------------------------------------------------------------------------------
    FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

                                M.A.HannaCompany

                         Annual Meeting of Stockholders

                                   May 3, 2000
                                   10:30 a.m.
                                   Auditorium
                             Forum Conference Center
                             1375 East Ninth Street
                              Cleveland, Ohio 44114